As filed with the Securities and Exchange Commission on May 15, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORTRESS BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-3828760 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)

2 Gansevoort Street, 9th Floor
New York, New York 10014
(781) 652-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lindsay A. Rosenwald, M.D.
Executive Chairman,
Chief Executive Officer and President
2 Gansevoort Street, 9th Floor
New York, New York 10014
(781) 652-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mark McElreath
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
(212) 210-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)		Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share(4)	-	-
Preferred Stock, par value $0.001 per share(4)	-	-
Warrants	-	-
Debt Securities	-	-
Units(5)	-	-
Total	$75,000,000	$9,735.00

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.

(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Includes an indeterminate number of shares of common stock or preferred stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant.

(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated May 15, 2020

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants to purchase our common stock, preferred stock, debt securities, or units comprised of two or more such securities (the “Securities”) from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer the Securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell the Securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the Securities we may offer. Each time we sell Securities, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any Securities. This prospectus may not be used to consummate a sale of Securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIO.” Our 9.375% Series A Perpetual Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIOP.”

Investing in our Securities involves risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

When we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We will not use this prospectus to offer and sell Securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:

•	our growth strategy;

•	our ability to continue to commercialize products;

•	our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

•	financing and strategic agreements, acquisitions and relationships;

•	our need for substantial additional funds and uncertainties relating to financings;

•	our ability to attract, integrate and retain key personnel;

•	the early stage of products under development;

•	the results of research and development activities;

•	uncertainties relating to preclinical and clinical testing;

•	our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

•	dependence on third-party suppliers;

•	government regulation;

•	patent and intellectual property matters; and

•	competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

SUMMARY

Overview

Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions (which we sometimes refer to as “partner companies”). Fortress has a talented and experienced business development team comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Research Center, St. Jude Children’s Research Hospital, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, and AstraZeneca plc.

Business Strategy

Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).

As of March 31, 2020, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Baergic Bio, Inc. (“Baergic”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Hepla Sciences, Inc. (“Hepla”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”) and Oncogenuity, Inc. (“Oncogenuity”).

Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of Fortress capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.

Common Stock

Our common stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” The last reported sale price of our common stock on May 14, 2020 was $2.57 per share.

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of $0.001 par value Common Stock of which 78,572,169 shares were outstanding at March 31, 2020. We are seeking stockholder approval to increase the shares of Common Stock authorized for issuance through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Incorporation, as amended, to increase the Common Stock authorized for issuance to 150,000,000 shares.

The terms, rights, preference and privileges of the Common Stock are as follows:

Voting Rights

Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the Company’s outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preference

Holders of the Company’s Common Stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.

Fully Paid and Nonassessable

All of the Company’s outstanding shares of Common Stock are fully paid and nonassessable.

Series A Preferred Stock

On October 26, 2017, the Company designated 5,000,000 shares of preferred stock as Series A Preferred Stock. As of March 31, 2020, there were 2,054,917 shares of our Series A Preferred Stock outstanding. Our Series A Preferred Stock is traded on The Nasdaq Capital Market under the symbol “FBIOP.” The last reported sale price of our Series A Preferred Stock on May 14, 2020 was $18.50 per share.

Voting Rights

Except as may be otherwise required by law, the voting rights of the holders of the Series A Preferred Stock are limited to the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time in connection with the: (1) authorization or creation, or increase in the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassification of any of the Company’s authorized capital stock into such shares, or creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) amendment, alteration, repeal or replacement of the Company’s certificate of incorporation, including by way of a merger, consolidation or otherwise in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.

Dividends

Dividends on Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31, at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $2.34375 per annum per share. The first dividend on Series A Preferred Stock sold in the offering was payable on December 31, 2017 (in the amount of $0.299479 per share) to the holders of record of the Series A Preferred Stock at the close of business on December 15, 2017. The Company recorded approximately $5.2 million of dividends in Additional Paid in Capital on the Consolidated Balance Sheets as of December 31, 2019. We are seeking stockholder approval to increase the frequency of dividends payable on our Series A Preferred Stock from quarterly to monthly through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Designations of Rights and Preferences for the Series A Preferred Stock.

No Maturity Date or Mandatory Redemption

The Series A Preferred Stock has no maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem it pursuant to its optional redemption right or its special optional redemption right in connection with a Change of Control (as defined below), or under the circumstances set forth below under “Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. The Company is not required to set aside funds to redeem the Series A Preferred Stock.

Optional Redemption

The Series A Preferred Stock may be redeemed in whole or in part (at the Company’s option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

Special Optional Redemption

Upon the occurrence a Change of Control (as defined below), the Company may redeem the shares of Series A Preferred Stock, at its option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control conversion date, the Company has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to the Company’s optional redemption right described above under “Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control conversion right with respect to the shares of Series A Preferred Stock called for redemption. If the Company elects to redeem any shares of the Series A Preferred Stock as described in this paragraph, the Company may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion, Exchange and Preemptive Rights

Except as described below under “Limited Conversion Rights upon a Change of Control,” the Series A Preferred Stock is not subject to preemptive rights or convertible into or exchangeable for any other securities or property at the option of the holder.

Limited Conversion Rights upon a Change of Control

Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock as described above under “Optional Redemption,” or “Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	13.05483 shares of common stock, subject to certain adjustments.

In the case of a Change of Control pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Company’s common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.

Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.

Liquidation Preference

In the event the Company liquidates, dissolves or is wound up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of the Company’s common stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, (1) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3); (2) on a par with all equity securities issued by the Company with terms specifically providing that those equity securities rank on a par with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; (3) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company liquidation, dissolution or winding up; and (4) junior to all of the Company’s existing and future indebtedness.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described herein; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

•	the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC” or “Commission”) at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(c)	Our Current Report(s) on Form 8-K filed with the SEC on February 12, 2020 and March 23, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 9.01); and

(d)	The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

$75,000,000

Fortress Biotech, Inc.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

PROSPECTUS

           , 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Amount to Be Paid
U.S. Securities and Exchange Commission registration fee	$9,735
Legal fees and expenses	$150,000
Accounting fees and expenses	$10,000
Miscellaneous	$265
Total	$170,000

Item 15. Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware (“DGCL”), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of each officer and director of the Company to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

Item 16. Exhibits and Financial Statement Schedules

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Fortress Biotech, Inc., filed as Exhibit 3.1 to Form 10-12G on July 15, 2011 (File no. 000-54463) and incorporated herein by reference.**
3.2	First Certificate of Amendment of Amended and Restated Certificate of Fortress Biotech, Inc., filed as Exhibit 3.2 to Form 10-12G on July 15, 2011 (File no. 000-54463) and incorporated herein by reference.**
3.3	Second Amended and Restated Bylaws of Fortress Biotech, Inc., filed as Exhibit 3.7 to Form 8-K on October 31, 2013 (File no. 001-35366) and incorporated herein by reference.**
4.1	Specimen certificate evidencing shares of common stock, filed as Exhibit 4.1 to Form 10-12G on July 15, 2011 (File no. 000-54463) and incorporated herein by reference.**
4.2	Form of Preferred Stock Designation.♢
4.3	Form of Warrant Agreement.♢
4.4	Form of Common Stock Warrant Agreement and Warrant Certificate.♢
4.5	Form of Indenture, filed as Exhibit 4.5 to Form S-3/A on July 20, 2018 and incorporated herein by reference.**
4.6	Form of Note.♢
4.7	Form of Unit Agreement.♢
5.1	Opinion of Alston & Bird LLP.#
23.1	Consent of BDO USA, LLP, Independent Registered Accounting Firm.#
23.2	Consent of Alston & Bird LLP (to be included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility of Trustee Under Debt Indenture.*

*	To be filed, if necessary, separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

**	Previously filed.

♢	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities to the extent applicable.

#	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)	The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTRESS BIOTECH, INC.

May 15, 2020	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay A. Rosenwald, M.D., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 15, 2020.

Signature	Title	Date

/s/ Lindsay A. Rosenwald, M.D.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 15, 2020
Lindsay A. Rosenwald, M.D.

/s/ Robyn M. Hunter	Chief Financial Officer (Principal Financial Officer)	May 15, 2020
Robyn M. Hunter

/s/ Eric K. Rowinsky, M.D.	Vice Chairman of the Board of Directors	May 15, 2020
Eric K. Rowinsky, M.D.

/s/ Michael S. Weiss	Executive Vice Chairman, Strategic Development and Director	May 15, 2020
Michael S. Weiss

/s/ Jimmie Harvey, Jr., M.D.	Director	May 15, 2020
Jimmie Harvey, Jr., M.D.

/s/ Malcolm Hoenlein	Director	May 15, 2020
Malcolm Hoenlein

/s/ Dov Klein	Director	May 15, 2020
Dov Klein

/s/ J. Jay Lobell	Director	May 15, 2020
J. Jay Lobell